Exhibit 99.1

ESH HOSPITALITY, INC. ANNOUNCES APPOINTMENT OF BRUCE N. HAASE

TO BOARD OF DIRECTORS

CHARLOTTE, N.C. – April 9, 2018 (GLOBE NEWSWIRE) — ESH Hospitality, Inc. (NYSE:STAY) today announced that Bruce N. Haase has been appointed to its Board of Directors as an independent director effective April 5, 2018. Mr. Haase previously served as Chief Executive Officer of WoodSpring Hotels, LLC, an economy extended stay lodging brand, from 2014 to 2016. Mr. Haase led the design, launch and development of the WoodSpring Suites brand. Mr. Haase also served in a series of executive positions with Choice Hotels International, Inc. including Executive Vice President, Global Brands, Marketing & Operations (from 2008 to 2012), Senior Vice President, Domestic Brand Operations & International Division (from 2007 to 2008), Senior Vice President, International Division (from 2000 to 2007), and Vice President, Finance & Treasurer (in 2000). Prior to joining Choice, Mr. Haase held a series of positions with The Ryland Group, Inc., Caterair International Corporation, Marriott Corporation, and Goldman, Sachs, & Company. He currently serves as chairman of the board of HomeWell Senior Care, Inc., a leading national franchisor of senior home care services.

ESH Hospitality’s President and Chief Executive Officer, Jonathan Halkyard said, “We are delighted to welcome Bruce Haase to our Board of Directors. The board conducted an exhaustive search for someone who would further strengthen our board’s breadth of talent and background, and we are delighted to have identified such an outstanding individual. Bruce brings significant hospitality and franchise expertise in leading organizations through all stages of development, from start-up and market entry, to aggressive growth of established franchise systems. We appreciate his willingness to serve as a director and look forward to benefitting from his judgment and counsel as he helps us further to drive shareholder value.”

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, driving future shareholder value constitute forward-looking statements. We caution you that actual results may differ materially from what is expressed, implied or forecasted by Extended Stay America, Inc.’s and ESH Hospitality, Inc.’s forward-looking statements. For a description of factors that may cause Extended Stay America, Inc. ’s and ESH Hospitality, Inc.’s actual results to differ from the expectations expressed in these forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in Extended Stay America, Inc.’s and ESH Hospitality, Inc.’s combined annual report on Form 10-K filed with the SEC on February 27, 2018. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the results or developments anticipated by Extended Stay America, Inc. and ESH Hospitality, Inc. will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Extended Stay America, Inc. and ESH Hospitality, Inc. or their business or operations. Except as required by law, Extended Stay America, Inc. and ESH Hospitality, Inc. undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Extended Stay America

Extended Stay America, Inc. (“ESA”) is the largest integrated hotel owner/operator in North America. Its subsidiary, ESH Hospitality, Inc. (“ESH”), is the largest lodging REIT in North America by unit and room count, with 598 hotels and approximately 66,000 rooms in the U.S. ESA manages all of ESH’s hotel properties and also manages 27 additional Extended Stay America hotels, providing over 8,000 jobs at Extended Stay America’s hotels and corporate headquarters. Extended Stay America® is the leading brand in the mid-priced extended stay segment, with approximately twice as many rooms as its nearest competitor. Visit www.esa.com for more information.

Contacts
Investors:	Media:
Rob Ballew	Terry Atkins
(980) 345- 1546	(980) 345-1648
investorrelations@extendedstay.com	tatkins@extendedstay.com

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